CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Fund Series Trust I of our report dated July 21, 2017, relating to the financial statements and financial highlights, which appear in Columbia Adaptive Risk Allocation Fund’s Annual Report on Form N-CSR for the year ended May 31, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

July 27, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Fund Series Trust I of our reports dated May 22, 2017, relating to the financial statements and financial highlights, which appear in Columbia Select Large Cap Growth Fund’s, Multi-Manager Growth Strategies Fund’s (formerly known as Active Portfolios® Multi-Manager Growth Fund), and Columbia Pacific/Asia Fund’s Annual Reports on Form N-CSR for the year ended March 31, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

July 27, 2017